UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34207	33-0728374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Powell Street, Suite 720
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 848-5100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	DVAX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2025, Dynavax Technologies Corporation, a Delaware corporation (the “Company” or “Dynavax”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sanofi, a French société anonyme (“Parent”) and Samba Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Parent will cause Purchaser to commence a cash tender offer (the “Offer”) no later than ten business days after signing or such other date as mutually agreed to by the Company and Parent. The Offer will consist of an offer to purchase all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”), at a price of $15.50 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, including, among other things, (i) there being validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent or any of its wholly owned subsidiaries (but excluding Shares tendered pursuant to guaranteed delivery procedures, if permitted by the terms of the Offer, that have not yet been “received” by the “depositary”, as such terms are defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), would represent a majority of Shares outstanding at the time of the expiration of the Offer and (ii) there being received, terminated or expired, as the case may be, any consent, approval or clearance with respect to, or termination or expiration of any applicable mandatory waiting period (and any extension thereof) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and under competition laws and foreign direct investment laws of certain other jurisdictions. Parent’s and Purchaser’s obligations to consummate the Offer are not subject to a condition that any financing be received by Parent or Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

As soon as practicable following consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser will merge with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL.

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL, or (b) irrevocably accepted for purchase in the Offer) will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding of taxes.

In addition, at the Effective Time, except as otherwise provided below, (a) each option to purchase Shares that is outstanding immediately prior to the Effective Time, whether vested or unvested, will fully vest (in the case of performance-based options, assuming the applicable level of attainment provided for in the Merger Agreement), be cancelled and entitle the holder to receive for each Share underlying such option a cash amount equal to the excess of (x) the Merger Consideration over (y) the exercise price payable per Share under such option (without interest and less applicable tax withholdings); (b) each restricted stock unit of the Company that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and entitle the holder to receive a cash amount equal to the Merger Consideration for each Share underlying such restricted stock unit (without interest and less applicable tax withholdings) and (c) each performance-based restricted stock unit of the Company that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and entitle the holder to receive a cash amount equal to the Merger Consideration for each Share underlying such performance-based restricted stock unit (without interest and less applicable tax withholdings) that would be issuable in settlement of such performance-based restricted stock unit based on the applicable level of attainment provided for in the Merger Agreement. The foregoing treatment of the Company’s outstanding equity incentive awards will not apply to 50% of the unvested options, restricted stock units and performance-based restricted stock units that were granted to employees in calendar year 2025 and equity incentive awards granted to employees in 2026 (if any), in each case, that are outstanding immediately prior to the Effective Time. Instead, such equity incentive awards will be cancelled and converted into cash-based awards (based on the Merger Consideration less, in the case of options, the applicable exercise price per Share underlying such option). Each such converted cash-based award (and the right to payments in respect thereof) will be subject to the terms and conditions (including vesting, forfeiture and acceleration provisions) applicable to the corresponding equity incentive award immediately prior to the Effective Time, subject (i) in the case of such 2025 equity incentive awards, to vesting and payment on the date that is six months following the closing date of the Merger and (ii) in the case of such 2026 equity incentive awards (if any), to vesting and payment on the date that is one-year following the closing date of the Merger. Vesting of each such converted cash-based award is generally accelerated (on a prorated basis for 2026 equity incentive awards) upon the holder’s involuntary termination prior to the applicable vesting date.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to operate its business and operations in all material respects in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a written alternative acquisition proposal that the board of directors of the Company (the “Company Board”) has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and the failure to take such action would reasonably be expected to be inconsistent with fiduciary duties of the Company Board under applicable law. The Merger Agreement also requires that the Company Board recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Board Recommendation”) and not, among other things, (i) withdraw or qualify (or modify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw or qualify (or modify in a manner adverse to Parent or Purchaser), the Board Recommendation, approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal or fail to include the Board Recommendation in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (discussed below) (any such action in (i), a “Company Adverse Change Recommendation”), or (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Company Acquisition Agreement (as defined in the Merger Agreement) (other than an acceptable confidentiality agreement) with respect to any alternative acquisition proposal. Notwithstanding these restrictions, the Company Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation or terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal or make a Company Adverse Change Recommendation in response to a Change in Circumstance (as defined in the Merger Agreement), subject in each case to certain notice and matching rights in favor of Parent and payment of the termination fee described below in certain circumstances.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including, among others, (i) termination by the Company to accept and enter into a definitive agreement with respect to a Superior Proposal or (ii) termination by Parent due to a Company Adverse Change Recommendation, the Company will be required to pay to Parent a termination fee of an amount in cash equal to $77,849,503. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of an amount in cash equal to $116,774,254 in the event the Merger Agreement is terminated under certain specified circumstances, including if the Merger Agreement is terminated by Parent or the Company either (A) due to the existence of a permanent legal restraint under certain antitrust or foreign direct investment laws on the consummation of the Transactions or (B) due to the Offer not being consummated by June 23, 2026 (“End Date”) (or such later date as may be extended twice by either Parent or the Company by up to 90 days each pursuant to the Merger Agreement), when, at the time of termination, the applicable antitrust or foreign direct investment regulatory conditions to the Offer remain unsatisfied due to failure to receive clearance under certain antitrust or foreign direct investment laws.

The foregoing description of the Merger Agreement and the Transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In view of the pending Transactions, on December 23, 2025, the Company Board determined that David F. Novack would continue in his role as the Company’s President and Chief Operating Officer, and Robert Janssen, M.D would continue in his role as Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs, until the earlier of the Effective Time and the termination of the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On December 24, 2025, the Company issued a press release announcing the execution of the Merger Agreement as described above. A copy of the press release is attached is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 23, 2025, by and among Dynavax Technologies Corporation, Sanofi and Samba Merger Sub, Inc.

99.1	Press release issued by Dynavax Technologies Corporation, dated December 24, 2025

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information about the Tender Offer and Where to Find It

The Offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Dynavax. The solicitation and the offer to buy securities of Dynavax will only be made pursuant to tender offer materials that Parent and Purchaser will file with the SEC. The solicitation of the offer to buy Dynavax Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related material that Dynavax intends to file with the SEC. Dynavax will also file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase and the Solicitation/Recommendation Statement of Dynavax on Schedule 14D-9 and related materials with respect to the tender offer and the Merger free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Dynavax under the “Investor Relations” section of Dynavax’s website at www.dynavax.com.

Stockholders and investors are strongly advised to read these documents when they become available, including the Solicitation/Recommendation Statement of Dynavax on Schedule 14D-9 and any amendments or supplements thereto, as well as any other documents relating to the Offer and the Merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their Shares into the tender offer because they contain important information, including the terms and conditions of the Offer.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the sale of Dynavax and any statements relating to Dynavax’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include those relating to the ability to complete and the timing of completion of the transactions contemplated by Merger Agreement including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement, including the time and benefits thereof, and the possibility of any termination of the Merger Agreement, other statements that are not historical facts. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results and the timing of events may differ materially from those anticipated in such forward-looking statements because of risks associated with uncertainties which include, without limitation, risks related to the timing of the tender offer and the subsequent Merger; whether sufficient stockholders of Dynavax will tender their Shares in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the tender offer or the Merger; risks associated with acquisitions, such as the risk that the effects of disruption from the transactions of Dynavax’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; as well as other risks related to Dynavax’s businesses detailed in Dynavax’s public filings with the SEC from time to time, including the most recent Annual Reports on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The reader is cautioned not to unduly rely on these forward-looking statements. Dynavax expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: December 29, 2025	By:	/s/ Kelly MacDonald
Kelly MacDonald
Senior Vice President, CFO